                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                                    FORM 8-K

                                 CURRENT REPORT
                     Pursuant to Section 13 or 15(d) of the
                         Securities Exchange Act of 1934

                Date of Report (Date of earliest event reported):
                                  March 8, 2007

                               PURCHASESOFT, INC.
               (Exact Name of Registrant as Specified in Charter)

                                    DELAWARE
                 (State or Other Jurisdiction of Incorporation)



              0-11791                                13-2897997
--------------------------------------------------------------------------------
      (Commission File Number)            (IRS Employer Identification No.)

             2091 Business Center Drive, Suite 100, Irvine, CA 92612
               (Address of Principal Executive Offices) (Zip Code)


               Registrant's telephone number, including area code:
                                 (949) 263-0910



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ITEM 4.01 (AMENDED). CHANGE IN REGISTRANT'S CERTIFYING ACCOUNTANT.


         On March 8, 2007 the Board of Directors of PurchaseSoft, Inc. ("PurchaseSoft") recommended, approved and directed the dismissal of Mendoza Berger & Company, LLP ("Mendoza Berger") as PurchaseSoft's independent accountants. Also On March 8, 2007 the Board of Directors recommended, approved and directed the selection of Gruber & Company, LLC ("Gruber") as its new independent accountants.

         The audit report of Mendoza Berger for the fiscal year ended May 31, 2004, the only year audited by the firm, and on management's assessment of internal control over financial reporting and effectiveness of internal control over financial reporting as of May 31, 2004, interim periods ended November 30, 2004 and through its dismissal on March 8, 2007 did not contain an adverse opinion or disclaimer of opinion and were not qualified or modified as to uncertainty, audit scope, or accounting principles.

         Mendoza Berger's report on the financial statements contained an explanatory paragraph regarding PurchaseSoft as a going concern as referenced in Note 3 of its May 31, 2004 financial statement, as follows: The accompanying consolidated financial statements which have been prepared in conformity with accounting generally accepted in the United states of America, contemplates the continuation of the Company as a going concern. However, the Company has sustained loses and has used capital raised through the issuance of stock and loans to fund activities. Continuation of the Company as a going concern is contingent upon establishing and achieving profitable operations. Management believes that actions currently being taken will allow the Company to continue its operations. However, there is no assurance that the necessary funds will be realized either by securing debt or through stock offerings. The consolidated financial statements do not include any adjustments that might result from the outcome of this uncertainty.


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         During the two most recent fiscal years, and the subsequent interim period prior to the engagement of Gruber & Company, LLC, neither PurchaseSoft, nor anyone on its behalf, consulted Gruber regarding either (i) the application of accounting principles to a specified transaction, either completed or proposed; or the type of audit opinion that might be rendered on PurchaseSoft's financial statements, where either a written report was provided to PurchaseSoft or oral advice was provided, that Gruber concluded was an important factor considered by PurchaseSoft in reaching a decision as to the accounting, auditing or financial reporting issue; or(ii) any matter that was either the subject of a disagreement (as defined in paragraph 304(a)(1)(iv) of Regulation S-K and the related instructions) or a reportable event (as described in paragraph 304(a)(1)(v) of Regulation S-K).

         On March 23, 2007, PurchaseSoft provided Mendoza Berger with a copy of the disclosure it is making herein in response to Item 304(a) of Regulation S-K, and has requested that Mendoza Berger furnish it with a letter addressed to the Securities and Exchange Commission ("SEC"), pursuant to Item 304(a)(3) of Regulation S-K, stating whether it agrees with the statements made by PurchaseSoft in this report. To date, there has been no response by Mendoza Berger.


                                   SIGNATURES

        Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                               PURCHASESOFT, INC.





                            BY: /S/ STEVEN A. FLAGG
                                ----------------------------------------
                                NAME: STEVEN A. FLAGG
                                TITLE: PRESIDENT AND CHIEF EXECUTIVE OFFICER
                                       (PRINCIPAL EXECUTIVE OFFICER)



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Dated: June 18, 2007